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                                                                     Exhibit 99

[Logo Omitted]
James Monroe Bancorp, Inc.
3033 Wilson Blvd.
Arlington, VA   22201

                                                                  PRESS RELEASE
-------------------------------------------------------------------------------
                                                          FOR IMMEDIATE RELEASE

JAMES MONROE BANCORP REPORTS RECORD SECOND QUARTER 2005 EARNINGS AND GROWTH...

ARLINGTON, VA, (BUSINESS WIRE)--July 18, 2005.--James Monroe Bancorp, Inc. (Nasdaq Small Cap: JMBI - news) today announced earnings for the second quarter and first half of 2005. Second quarter net income was $970 thousand with $686 thousand for the second quarter of 2004, an increase of 41.4%. For the six-month comparative period, net income for 2005 was $1.74 million compared to $1.44 million for the first half of 2004, an increase of 20.7%. On a diluted basis, earnings per share for the second quarter of 2005 were $.21, compared to $.15 per share for the second quarter of 2004. For the six-month comparative period, the Company earned $.37 in 2005 as compared to $.31 in 2004.

Total assets at June 30, 2005 were $534 million, a 48.9% increase over assets of $359 million at June 30, 2004 and an 18.5% increase over 2004 year-end assets of $451 million. Deposits at the end of June 2005 were $485 million, an increase of $171 million or 54.5% from a year ago. Loans totaled $334 million at June 30, 2005, up 63.0% over loans of $205 million at June 30 a year ago. Loans outstanding have grown $42 in the second quarter over the first quarter and $84 million in the first half of 2005.

John R. Maxwell, President and CEO, stated "We are pleased with our performance for the first half of 2005. The growth in our loan portfolio through June 2005 has exceeded our loan growth for all of 2004. We have achieved this increase in loan production while maintaining a strong credit culture as shown by the decline in non-performing loans to .09% of total loans. Our asset quality remains strong, and we believe our allowance for loan losses to total loans ratio of 1.06% is adequate for our portfolio."

David Pijor, Chairman, also commented "Exceeding $500 million in assets is a milestone for James Monroe Bancorp as we complete our seventh year of operation in June. In 2004, we began an aggressive plan of increasing our business development team and expanding our core operations. Our growth initiatives are now producing the results we expected, allowing us to continue our rapid expansion in the markets we serve."

James Monroe Bank, a full-service community bank and a wholly owned subsidiary of James Monroe Bancorp, opened for business on June 8, 1998, at 3033 Wilson Boulevard in Arlington, Virginia. The Bank has offices in Arlington, Annandale, Leesburg, Fairfax City, Chantilly and Manassas. The Company's common stock is traded on the Nasdaq Small Cap Market under the symbol JMBI.


Forward Looking Statements: This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. These statements are based upon current and anticipated economic conditions, including the effect changes in economic conditions may have on overall loan quality, changes in net interest margin due to changes in interest rates, possible loss of key personnel, need for additional capital should James Monroe experience faster than anticipated growth, factors which could affect James Monroe's ability to implement its strategy, changes in regulations and governmental policies, and other conditions which by their nature, are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results of operations do not necessarily indicate future results.


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NON-GAAP PRESENTATIONS
This press release refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis using a 34% rate and non-interest income. This is a financial measure is not recognized under generally accepted accounting principles, but which we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. The Company, in referring to its net income, is referring to income under generally accepted accounting principles, or "GAAP".


James Monroe Bancorp's news releases are available on our website at www.jamesmonroebank.com.

Contact: John R. Maxwell, President & CEO
          Richard I. Linhart, Executive Vice President & COO
Phone:   (703)524-8100.


SOURCE: James Monroe Bancorp, Inc.


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                            Condensed Balance Sheet
                            -----------------------
                           JAMES MONROE BANCORP, INC.

                                                               (Unaudited) (Unaudited)
                                                                 JUNE 30,    JUNE 30,         %
(DOLLARS IN THOUSANDS)                                             2005        2004         CHANGE
                                                                 ---------   ---------     --------
ASSETS
   Cash and due from banks                                       $  19,927   $  23,604      (15.6)%
   Interest bearing deposits in banks                                3,621           -       n.m.
   Federal funds sold                                               36,951      42,129      (12.3)%
   Securities available for sale, at fair value                    133,441      84,875       57.2%
   Loans held for sale                                               3,486         250     1294.4%
   Loans, net of unearned income                                   333,603     204,625       63.0%
   Allowance for loan losses                                        (3,532)     (2,305)      53.2%
                                                                 ---------   ---------
     Loans, net                                                    330,071     202,320       63.1%
   Other assets                                                      6,764       5,570       21.4%
                                                                 ---------   ---------
TOTAL ASSETS                                                     $ 534,261   $ 358,748       48.9%
                                                                 =========   =========
LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
     Noninterest bearing deposits                                $ 123,092   $  93,427       31.8%
     Interest bearing deposits                                     362,363     220,794       64.1%
                                                                 ---------   ---------
   Total deposits                                                  485,455     314,221       54.5%
   Trust preferred capital notes                                     9,279       9,279        0.0%
   Other liabilities                                                 1,142         703       62.4%
                                                                 ---------   ---------
   Total liabilities                                               495,876     324,203       53.0%
   Total stockholders' equity                                       38,385      34,545       11.1%
                                                                 ---------   ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $ 534,261   $ 358,748       48.9%
                                                                 =========   =========



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                              Financial Highlights
                              --------------------
                           JAMES MONROE BANCORP, INC.


                                                                   (Unaudited)                             (Unaudited)
                                                          THREE MONTHS ENDED JUNE 30,              SIX MONTHS ENDED JUNE 30,
                                                     -------------------------------------    ------------------------------------
                                                                                      %                                       %
(DOLLARS IN THOUSANDS EXCEPT SHARE DATA)                 2005          2004         CHANGE       2005           2004        CHANGE
                                                     ----------    ----------       ------    ----------    ----------      ------
RESULTS OF OPERATIONS:
Total interest income                                $    6,534    $    3,880         68.4%   $   12,314    $    7,703        59.9%
Total interest expense                                    2,189         1,002        118.5%        3,945         1,964       100.9%
   Net interest income                                    4,345         2,878         51.0%        8,369         5,739        45.8%
Provision for loan losses                                   345           194         77.8%          779           493        58.0%
Gain on sale of securities                                   10            14        -28.6%           18            54       -66.7%
Gain on sale of loans                                       194           108         79.6%          356           171       108.2%
Noninterest income - other                                  199           187          6.4%          361           365        -1.1%
Noninterest expense                                       2,929         1,941         50.9%        5,682         3,638        56.2%
   Income before taxes                                    1,474         1,052         40.1%        2,643         2,198        20.2%
Net income                                                  970           686         41.4%        1,738         1,440        20.7%

PER SHARE DATA:
Earnings per share, basic                            $     0.22    $     0.15         45.3%   $     0.39    $     0.32        22.1%
Earnings per share, diluted                          $     0.21    $     0.15         37.9%   $     0.37    $     0.31        19.5%
Weighted average shares
   outstanding - basic                                4,448,363     4,435,638          0.3%    4,446,816     4,432,540         0.3%
               - diluted                              4,687,227     4,676,515          0.2%    4,690,134     4,669,628         0.4%
Book value per share (at period-end)                 $     8.62    $     7.79         10.8%   $     8.62    $     7.79        10.8%
Shares outstanding (at period-end)                    4,450,564     4,437,369          0.3%    4,450,564     4,437,369         0.3%

PERFORMANCE RATIOS (ANNUALIZED):
Return on average assets                                   0.80%         0.84%                      0.75%         0.91%
Return on average equity                                  10.37%         7.85%                      9.37%         8.27%
Net interest margin                                        3.75%         3.81%                      3.78%         3.85%
Efficiency Ratio                                          61.69%        60.90%                     62.41%        57.49%

OTHER RATIOS:
Allowance for loan losses to total loans                   1.06%         1.13%                      1.06%         1.13%
Equity to assets                                           7.18%         9.63%                      7.18%         9.63%
Non-performing loans:
   Amount                                            $      297    $      365                 $      297    $      365
   Percent of total loans                                  0.09%         0.18%                      0.09%         0.18%
Charged-off loans:
   Net amount                                        $       35    $        -                 $       37    $      143
   Percent of average loans                                0.01%         0.00%                      0.01%         0.08%
Risk-adjusted capital ratios:
   Leverage ratio                                           9.5%         13.6%                       9.5%         13.6%
   Tier I                                                  12.8%         19.4%                      12.8%         19.4%
   Total                                                   13.8%         20.4%                      13.8%         20.4%

AVERAGE BALANCES:
Assets                                               $  487,311    $  328,407         48.4%   $  466,709    $  318,694        46.4%
Earning assets                                          464,942       304,772         52.6%      445,995       299,503        48.9%
Loans                                                   311,691       198,531         57.0%      290,492       187,925        54.6%
Deposits                                                424,152       279,574         51.7%      410,204       267,978        53.1%
Stockholders' equity                                     37,494        35,105          6.8%       37,390        34,989         6.9%
